Exhibit 23.1
December 28, 2000



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ball Corporation of our report dated January 26, 2000, relating to the financial statements included in Ball Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.




/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
DENVER, COLORADO
DECEMBER 28, 2000